SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Amendment No. 2

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 2, 2004

(Amends the Current Report on Form 8-K/A filed March 11, 2004)

I-many, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-30883	01-0524931

(Commission File Number)	(I.R.S. Employer Identification No.)

399 Thornall Street 12th Floor Edison, NJ 08837	04101-3353

(Address of Principal Executive Offices)	(Zip Code)

(800) 832-0228

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

This Form 8-K Amendment No. 2 amends the Form 8-K filed on March 9, 2004, as amended on March 11, 2004 to reflect the fact that Deloitte & Touche LLP (“Deloitte”) has resigned as the independent auditor of I-many, Inc. (the “Company”), effective March 30, 2004.

ITEM 4.    CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On March 2, 2004, Deloitte informed the Chief Financial Officer of the Company that Deloitte is declining to stand for re-election as the Company’s independent auditor after completion of Deloitte’s audit of the Company’s December 31, 2003 consolidated financial statements.

Deloitte’s report on I-many’s December 31, 2002 and 2003 consolidated financial statements did not contain an adverse opinion or disclaimer of opinion, nor was the report qualified or modified as to uncertainty, audit scope or accounting principles. Deloitte’s report contained explanatory paragraphs relating to the application of procedures relating to certain disclosures and reclassifications of financial statement amounts that related to the 2001 financial statements that were audited by other auditors who had ceased operations and for which Deloitte had expressed no opinion or other form of assurance other than with respect to such disclosures and reclassifications.

Deloitte advised the Company’s Audit Committee on January 29, 2004, in connection with the December 31, 2003 audit, that (1) there were two disagreements on matters of accounting principles and practices during the Company’s two most recent fiscal years which would have caused Deloitte to make reference thereto in Deloitte’s reports on the Company’s December 31, 2002 and 2003 consolidated financial statements had they not been resolved to Deloitte’s satisfaction, as departures from accounting principles generally accepted in the United States of America, and (2) Deloitte has identified a deficiency in the Company’s internal control that Deloitte considers to be a “material weakness” under standards established by the American Institute of Certified Public Accountants. Deloitte discussed each of these matters with the Company’s Audit Committee and management. These matters are:

A.	During 2003, Deloitte identified a material adjustment to software license revenue included in the draft of the Company’s September 30, 2003 unaudited consolidated financial statements presented for Deloitte’s review in connection with the Company’s September 30, 2003 Quarterly Report on Form 10-Q, based on Deloitte’s interpretation of the terms of a customer contract. In discussions of this matter, the Company’s management and its Audit Committee expressed a difference of opinion with Deloitte before accepting Deloitte’s position.

B.	During 2002, Deloitte identified a material adjustment to software license revenue included in the draft of the Company’s June 30, 2002 unaudited consolidated financial statements presented for Deloitte’s review in connection with the Company’s June 30, 2002 Quarterly Report on Form 10-Q, based on Deloitte’s interpretation of the terms of a reseller contract. In discussions of this matter, the Company’s management and its Audit Committee expressed a difference of opinion with Deloitte before accepting Deloitte’s position.

C.	Because of the adjustments to revenue described in paragraphs A and B above and other issues relating to the Company’s revenue contracts, which have all been resolved to Deloitte’s satisfaction, Deloitte concluded that a material weakness exists in the Company’s system of internal control as it relates to revenue recognition and contracting practice. As a result of this notification, the Company is expanding its formal contract review procedures during the preparation of financial statements.

The Company is in the process of engaging a new independent auditor to replace Deloitte. The Company has authorized Deloitte to respond fully to the inquiries of this successor independent auditor concerning the foregoing or any other matters.

I-many provided Deloitte with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of Deloitte’s letter, dated April 2, 2004, stating whether they agree with such statements.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

I-MANY, INC.

By: /s/ Kevin M. Harris

Kevin M. Harris

Chief Financial Officer

April 2, 2004